As filed with the Securities and Exchange Commission on July 17, 2001.

                        Registration No. 333-____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                        ---------------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                        ---------------------------------



                              HIBERNIA CORPORATION
              (Exact Name of Registrant as Specified in Its Charter)



                  LOUISIANA                           72-0724532
---------------------------------------       -------------------------
 (State or Other Jurisdiction of              (I.R.S. Employer
 Incorporation or Organization)               Identification No.)



               313 Carondelet Street, New Orleans, Louisiana 70130
                (Address of Principal Executive Offices)   (Zip Code)




            Hibernia Corporation 2001 Nonqualified Stock Option Plan
                            (Full Title of the Plan)



                                  Gary L. Ryan
                              Senior Vice President
                         225 Baronne Street, 11th Floor
                          New Orleans, Louisiana 70130
                     (Name and Address of Agent for Service)



                                 (504) 533-5333
         (Telephone Number, Including Area Code, of Agent for Service)









                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------
TITLE OF        AMOUNT TO BE    PROPOSED        PROPOSED         AMOUNT OF
SECURITIES      REGISTERED      MAXIMUM         MAXIMUM          REGISTRATION
TO BE                           OFFERING        AGGREGATE        FEE
REGISTERED                      PRICE PER       OFFERING
                                SHARE (1)       PRICE (1)
---------------------------------------------------------------------------

Class A
Common Stock,
no par            250,000
value             shares        $13.84375       $3,460,937.50    $865.24

---------------------------------------------------------------------------

1.       Calculated pursuant to Rule 457(h) of the Securities Act of
         1933 (the "Securities Act"), based upon the price at which the options may be exercised.



          PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         The document containing the information specified by this item will be distributed as specified by Rule 428(b)(1) and is not contained in this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information

         The document containing the information specified by this item will be distributed as specified by Rule 428(b)(1) and is not contained in this Registration Statement.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Hibernia Corporation (the "Company") (file no. 1-10294) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated herein by reference:

         (a) Annual Report on Form 1O-K for the fiscal year ended December 31, 2000.

         (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

         (c) The description of the Common Stock contained in the Company's Current Report on Form 8-K filed with the Commission on December 4, 1998.


         All documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.

         A legal opinion to the effect that the issuance of the shares of Common Stock offered pursuant to the Plan has been duly authorized by the Company and that the shares, when issued upon the exercise of options in accordance with their terms, will be fully paid and nonassessable, has been rendered by Cathy E. Chessin, Senior Vice President, Corporate Counsel and Secretary of the Company.

Item 6.  Indemnification of Directors and Officers

         The Louisiana Business Corporation Law ("LBCL") contains several provisions that directly affect the liability of officers and directors of Louisiana corporations to the corporations and shareholders whom they serve.
Section 83 permits Louisiana corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations. Sections 91 and 92 set forth the liability of officers and directors of Louisiana corporations.

         Section 91 of the LBCL provides that officers and directors of Louisiana corporations are fiduciaries with respect to the corporation and its shareholders and requires that they discharge the duties of their positions as such in good faith and with the diligence, care, judgment and skill which ordinary prudent men would exercise under similar circumstances in like positions; however, Section 91 specifically provides that a director or officer shall not be held personally liable to the corporation or its shareholders for monetary damages unless the director or officer acted in a grossly negligent manner or engaged in conduct demonstrating a greater disregard of the duty of care than gross negligence. Gross negligence is defined as a reckless disregard of or carelessness amounting to indifference to the best interests of the corporation or the shareholders. Section 91 also provides that a director or officer who makes a business decision in good faith satisfies the required duty of care if he or she does not have a conflict of interest with respect to the matter, is informed about the matter to the extent he or she reasonably believes to be appropriate under the circumstances and rationally believes his or her judgment is in the best interests of the corporation and its shareholders.
Section 91 also specifically provides that it is not intended to derogate from any indemnification permitted under Section 83 (which is discussed below).

         Section 92 of the LBCL limits the liability of officers and directors with respect to certain matters, as well as imposes personal liability for certain actions, such as the knowing issuance of shares in violation of the LBCL. Paragraph E of Section 92 permits a director, in the performance of his duties, to be fully protected from liability in relying in good faith on the records of the corporation and upon such information, opinions, reports or statements presented to the corporation, the board of directors, or any committee of the board by any of the corporation's officers or employees, or by any committee of the board of directors, or by any counsel, appraiser, engineer or independent or certified public accountant selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such a selection or by any other person as to matters the directors reasonably believe are within such other person's professional or expert competence and which person is selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such selection.

         Section 83 of the LBCL permits a Louisiana corporation to indemnify any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in one of those capacities for another business. Such persons may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any such action as long as the indemnified party acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to criminal actions or proceedings, the indemnified person must not only have acted in good faith and in a manner believed to be in or not opposed to the best interest of the corporation, he or she must also not have had any reasonable cause to believe that his or her conduct was unlawful.

         The LBCL treats suits by or in the right of the corporation, or derivative suits, differently from other legal actions. In such suits, indemnification is limited to expenses (including attorneys' fees and amounts paid in settlement) not exceeding (in the judgment of the board of directors) the estimated expense of litigating the action to conclusion actually and reasonably incurred in connection with the defense or settlement of the action. Further, no indemnification is permitted in a derivative action for any expenses if the individual seeking indemnification is adjudged by a court of competent jurisdiction to be liable for willful or intentional misconduct in the performance of his or her duty to the corporation unless specifically ordered by the court.

         Indemnification of officers and directors may only be made by the corporation (unless ordered by the court) if the corporation has specifically authorized indemnification after determining that the applicable standard of conduct has been met. This determination may be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable and a quorum of disinterested directors so directs, by independent legal counsel, or (iii) by the shareholders.

         Indemnification of officers and directors against reasonable expenses is mandatory under Section 83 of the LBCL to the extent the officer or director is successful on the merits or otherwise in the defense of any action or suit against him giving rise to a claim of indemnification. Louisiana corporations are permitted to advance the costs of defense to officers and directors with respect to claims for which they may be indemnified under Section 83 of the LBCL. In order to advance such costs, however, such procedure must be approved by the board of directors. In addition, a corporation may only advance defense costs if it has received an undertaking by or on behalf of the officer or director to repay the amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified as otherwise authorized by Section 83.

         Louisiana corporations are also specifically permitted to procure insurance on behalf of officers and directors and former officers and directors for actions taken in their capacities as such. Insurance coverage may be broader than the limits of indemnification under Section 83. Also, the indemnification provided for in Section 83 is not exclusive of any other rights to indemnification, whether arising from contracts or otherwise.

         The Company has adopted an indemnification provision to its articles of incorporation that provides for indemnification of officers and directors under the circumstances permitted by Louisiana law. The Company's indemnification provision requires indemnification, except as prohibited by law, of officers and directors of the Company or any of its wholly-owned subsidiaries against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (including any action by or in the right of the Company) by reason of the fact that the person served as an officer or director of the Company or one of its subsidiaries. Officers and directors may only be indemnified against expenses in cases brought by the officer or director against the Company if the action is a claim for indemnification, the officer or director prevails in the action, or indemnification is included in any settlement or is awarded by the court. The indemnification provision further requires the Company to advance defense costs to officers and directors in such suits and proceedings upon receipt of an undertaking to repay such expenses unless it is ultimately determined that the officer or director is entitled to indemnification as authorized by the Article.

         The Company's Articles of Incorporation further provide that no director or officer of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as an officer or director. This provision is limited to those circumstances in which such a limitation of liability is permitted under applicable law and would not be operative in any circumstances in which the law prohibits such a limitation.

         Further, the Company maintains insurance covering the liability of its directors and officers for actions taken in their official capacity.


Item 7.  Exemption from Registration Claimed.

         Not applicable


Item 8.  Exhibits.

         4        Hibernia Corporation 2001 Nonqualified Stock Option Plan

         5        Opinion of Corporate Counsel

         23(a)    Consent of Corporate Counsel
                  (included in Exhibit 5)

         23(b)    Consent of Ernst & Young LLP

         24       Powers of Attorney


Item 9.  Undertakings.

         The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (a) To include any prospectus required by Section 10
(a)(3) of the Securities Act of 1933;

                           (b) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which,individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (c) To include any material information with respect
to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) shall not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

                                 THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this 16th day of July, 2001.

                                HIBERNIA CORPORATION


                                By: /s/ Cathy E. Chessin
                                Cathy E. Chessin
                                Senior Vice President and Secretary






         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.




Signatures                      Title                               Date

         *
_________________               Chairman of the Board               July 16,2001
Robert H. Boh



/s/ J. Herbert Boydstun         President and Chief                 July 16,2001
J. Herbert Boydstun             Executive Officer
                                and Director


/s/ Marsha M. Gassan            Chief Financial Officer             July 16,2001
Marsha M. Gassan



/s/ Ron E. Samford, Jr.         Chief Accounting Officer            July 12,2001
Ron E. Samford, Jr.


         *
_________________               Director                            July 16,2001
E. R. Campbell


         *
_________________               Director                            July 16,2001
Richard W. Freeman, Jr.


         *
_________________               Director                            July 16,2001
Dick H. Hearin


         *
_________________               Director                            July 16,2001
Robert T. Holleman


            *
_________________               Director                            July 16,2001
Randall E. Howard


         *
_________________               Director                            July 16,2001
Elton R. King


         *
_________________               Director                            July 16,2001
Sidney W. Lassen


            *
_________________               Director                            July 16,2001
Donald J. Nalty


         *
_________________               Director                            July 16,2001
Ray B. Nesbitt

         *
_________________               Director                            July 16,2001
William C. O'Malley

         *
_________________               Director                            July 16,2001
James R. Peltier

         *
_________________               Director                            July 16,2001
Robert T. Ratcliff

         *
_________________               Director                            July 16,2001
Janee M. Tucker


*By:     /s/ Cathy E. Chessin
         Cathy E. Chessin
         Attorney-in-Fact




                                  EXHIBIT INDEX

Exhibit                                                    Sequential Page
-------                                                         Number


 4       Hibernia Corporation 2001
         Nonqualified Stock Option Plan                         10

 5       Opinion of Corporate Counsel                           16

23(a)    Consent of Corporate Counsel
         (included in Exhibit 5)                                16

23(b)    Consent of Ernst & Young LLP                           18

24       Powers of Attorney                                     19




                                    EXHIBIT 4

                              HIBERNIA CORPORATION
                      2001 NONQUALIFIED STOCK OPTION PLAN



        Hibernia Corporation 2001 Nonqualified Stock Option Agreement


         THIS NONQUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is made and entered into by and between Hibernia Corporation, a corporation organized and existing under the laws of the State of Louisiana (the "Company"), and Stephen
A. Hansel ("Employee"), to be effective as of January 26, 2001 (the "Effective Date"). This Agreement is intended to constitute an individual stock option plan and is not made under the Long Term Incentive Plan of the Company.

         1. Grant. As of the Effective Date, the Board of Directors of the Company (the "Board"), or a committee of the Board, has granted to Employee a nonqualified (or nonstatutory) stock option to purchase 250,000 shares (the "Shares") of Class A no par value common stock issued by the Company (the "Common Stock") at a price of $13.84375 per share, which is the Fair Market Value (as defined below) of the Common Stock as of the date of grant (the "Exercise Price").

         2. Time of Exercise. Except as expressly provided herein, this option shall vest on and be exercisable by Employee at any time on or after July 26, 2001 (the "Vesting Date"), whether or not at the Vesting Date or thereafter Employee continues as an employee of the Company; provided, however, that no part of this option may be exercised after January 31, 2006 (the "Expiration Date").

         3. Early Forfeiture. If Employee does not execute Appendix B, Mutual Release, to that certain Contract Buyout and Separation Agreement dated January 26, 2001, by and among the Company, Hibernia National Bank and Employee, such Mutual Release to be dated and executed as of January 31, 2001, this option shall automatically expire and be deemed forfeited as of such date, without the requirement of further notice or the payment of compensation.

         4. Death. If Employee dies prior to the date on which this option is exercised, forfeited or expires, the option shall become immediately exercisable in full on the date of Employee's death (if such death takes place before the Vesting Date) and Employee's legal representative shall be entitled to exercise this option during the one-year period immediately following Employee's death, but in no event later than the Expiration Date.

         5. Method of Exercise. This option may be exercised during Employee's lifetime only by the Employee. This option, to the extent exercisable, shall be exercised, in whole or in part, by the delivery to the Company of written notice of such exercise, in such form as the Board, or a committee of the Board, may from time to time prescribe, accompanied by full payment of the Exercise Price and any amounts required to be withheld pursuant to applicable income or employment tax laws in connection with such exercise with respect to that portion of this option being exercised. The value of the Shares for this purpose shall be the Fair Market Value of such Shares on the date of exercise. The date of proper delivery to the Company of such notice shall be the date of exercise of this option. Unless and until the Company notifies Employee to the contrary, the form attached to this Agreement as Exhibit A shall be used to exercise this option.

         Upon the exercise of this option, in whole or in part, Employee may pay the Exercise Price in cash, by delivering duly endorsed certificates representing Common Stock having a Fair Market Value on the date of exercise equal to that portion of the Exercise Price being paid by delivery of such Common Stock, or through a combination of cash and Common Stock; provided, however, that no Common Stock that has not been held for at least six months prior to the date of exercise or such other period as may be specified by the Board, or a committee of the Board, may be used to pay any portion of the Exercise Price.

        Delivery of certificates representing the purchased Shares of Common Stock shall be made by the Company reasonably promptly after receipt by the Company of notice and all amounts described above required to be submitted to the Company upon the exercise of this option; provided, however, that the Company's obligation to deliver certificates may be postponed, in the sole discretion of the Board or a committee thereof,for any period necessary to list, register or otherwise qualify the purchased Shares under Federal securities laws or any applicable state securities law.

       The exercise, in whole or in part, of this option shall cause a reduction in the number of unexercised Shares for which this option can subsequently be exercised equal to the number of Shares with respect to which this option is exercised.

         6. Taxes. This option is intended to be a nonstatutory (or nonqualified) option and is not an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended. This option shall be subject to income and employment taxes. By execution below, Employee acknowledges that he has been encouraged to obtain personal tax advice prior to the exercise of this option or the disposition of the Shares acquired on the exercise of this option and that the Company has not provided tax advice to Employee or otherwise guaranteed the tax consequences of this option or the Shares.

         Employee may elect to have Common Stock otherwise issuable to him on the exercise of this option withheld for the payment of Federal and state income and employment taxes due by notifying the Company (through the office of the Company's corporate Secretary), in writing, at the time of exercise. Such income tax withholding shall be made at a rate not in excess of the highest rate applicable to supplemental wage payments under Section 3402 of the Internal Revenue Code of 1986, as amended. Common Stock withheld shall be valued at Fair Market Value, determined as of the date of exercise.

         7. Change of Control. Notwithstanding any provision of this Agreement to the contrary, upon the occurrence of a Change of Control (as defined below) on or before the Vesting Date, this option shall vest in full and remain exercisable until the Termination Date.

         8. No Assignment. This option shall not be subject in any manner to sale, transfer, pledge, assignment or other encumbrance or disposition, whether by operation of law or otherwise and whether voluntarily or involuntarily, except by will or the laws of descent and distribution.

         9. Recapitalization. This option shall be subject to adjustment by the Board, or a committee of the Board, acting in its sole discretion, as to the number and price of Shares covered by this option in the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, reverse stock splits, reclassifications of stock, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, acquisitions, dispositions, spin-offs, spin-outs, split-ups, splitoffs, other distributions of assets to shareholders, or assumptions and conversions of outstanding options, grants, awards, or similar rights or obligations of other business enterprises resulting from an acquisition on the part of the Company.

         10. Employment Rights. Neither this Agreement, any term or provision of this Agreement, the grant of this option, nor the exercise of this option shall be deemed to confer upon Employee any right to continue in the employ of the Company or any affiliate or interfere, in any manner, with the right of the Company or an affiliate to terminate Employee's employment, whether with or without cause, in its sole discretion.

         11. Rights as Shareholder. Employee shall have no rights as a shareholder of the Company with respect to any Shares subject to this option until and unless a certificate or certificates representing such Shares are issued to Employee pursuant to this Agreement. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

         12. Amendment and Modification. The terms and conditions set forth herein may be amended by the written consent of the parties hereto.

         13. Inurement. This Agreement shall be binding upon and shall inure to the benefit of Employee and to the benefit of the Company, including respective heirs, executors, administrators, successors and assigns.

         14. Governing Law. This Agreement is governed by the internal laws of the State of Louisiana, without regard to the conflicts of law provisions thereof, in all respects, including matters of construction, validity and performance.

         15. Investment Intent; Status as Accredited Investor. Employee is acquiring this option and the underlying Common Stock for his own account and not with a view to a distribution of this option or the Common Stock issuable upon the exercise of this option within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). Employee is an "accredited investor" as defined in Regulation D under the Securities Act.

         16.    Additional Requirements. Employee acknowledges that the
Common Stock acquired pursuant to the exercise of this option may bear such legends as the Company deems appropriate to comply with applicable Federal or state securities laws. In connection therewith and prior to the issuance of such Shares, Employee may be required, and hereby agrees, to deliver to the Company such other documents as may be reasonably requested by the Company to ensure compliance with applicable Federal or state securities laws.

         17. Registration of Option. Employee agrees, for himself and his successors, that this option may not be exercised at any time that the Company does not have in effect a registration statement under the Securities Act relating to this option and the exercise thereof. The Company shall prepare and file a registration statement on Form S-8 under the Securities Act providing for the registration of this option. The Company shall pay all of the legal, accounting, printing, filing and other fees and expenses associated with such registration. The Company shall not be required to file more than one registration statement hereunder. The Company may withdraw such registration statement upon the earlier to occur of (i) the Expiration Date, (ii) the forfeiture or other termination of this option or (iii) the exercise in full of this option.

         18. Restricted Securities. The Common Stock to be acquired by Employee upon the exercise of this option is a "restricted security" under Rule 144 of the Securities Act. The Common Stock to be acquired by Employee upon the exercise of this option has not been registered under the Securities Act and may only be sold or disposed of pursuant to the filing of a registration statement or in compliance with the terms of Rule 144 and shall bear a legend to that effect. The Company has no obligation to file a registration statement with respect to such Shares.

         19. Interpretation and Administration. Employee agrees that the terms and conditions of this Agreement shall be construed by the Board or a committee of the Board, and that any determination of the Board or such committee shall be conclusive and binding on all parties claiming an interest in this option.

         20. Reservation of Shares. An aggregate of 250,000 shares of Common Stock have been reserved for issuance hereunder, which shares shall consist solely of the Company's treasury shares.

         21. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

        (a) "Fair Market Value" of a share as of a specified date means the average of the high and low sale prices per share of Common Stock reported on the New York Stock Exchange Composite Tape on that date, or if no prices are so reported on that date, on the last preceding date on which such prices are so reported. If the Common Stock is not listed on the New York Stock Exchange at the time a determination of Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices per share, as determined by the Board, or a committee of the Board,of the Common Stock on the most recent date on which the Common Stock was publicly traded. In the event that shares of Common Stock are not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made by the Board, or a committee of the Board, pursuant to a reasonable method adopted by the Board or such committee in good faith for such purpose.

        (b) "Change of Control" shall mean (i) a person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, becomes the beneficial owner of shares of the Company having 50% or more of the voting power of the Company,
(ii) the Company sells or disposes of all or substantially all of its assets or substantially all of the assets of Hibernia National Bank, or (iii) during any period of two consecutive calendar years, the individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company's shareholders of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

         22. No Fractional Shares. No fractional shares shall be issued upon the exercise of all or any portion of this option.

         23.    Committee of the Board.   Any determination, interpretation or
other action required or permitted to be taken by the Board hereunder may be taken by a committee appointed by the Board.

         24. Extinguishment of Obligation. By execution below, Employee acknowledges that this option satisfies and extinguishes, in full, the Company's obligations to Employee set forth in paragraph D of Appendix A to that certain Contract Buyout and Separation Agreement by and among Employee, the Company and Hibernia National Bank dated as of January 26, 2001. Employee further acknowledges that this option constitutes sufficient consideration for the restrictive covenants and proscriptions set forth therein.




                                     HIBERNIA CORPORATION

                                     By:
                                     ----------------------------------------


                                     Its:
                                     ---------------------------------------




                          ACKNOWLEDGMENT AND AGREEMENT

         I acknowledge that the option to acquire shares of Common Stock granted to me hereunder shall be subject to the terms and conditions of this Agreement. By execution of this Agreement, I further acknowledge that no member of the Board or any committee of the Board shall be liable for any action or determination taken in good faith with respect to the option grant hereunder or the interpretation of terms and conditions of this Agreement.



                                          Stephen A. Hansel
                                          Dated as of January __, 2001





                                    Exhibit A

                               EXERCISE OF OPTION



Secretary
Hibernia Corporation
313 Carondelet Street
New Orleans, Louisiana 70130


         The undersigned Optionee under the 2001 Nonqualified Stock Option Agreement dated January __, 2001 between Hibernia Corporation and Stephen A. Hansel (the "Agreement"), hereby irrevocably elects to exercise the Stock Option granted in the Agreement to purchase _____________ shares of Class A Voting Common stock of Hibernia Corporation, no par value ("Shares"), and herewith makes payment of $_____________ in the form of _______________ [cash, Shares, cash plus Shares (indicate amount of each)].



Dated:__________________                   _______________________________
                                              (Signature of Optionee)


Date Received by Hibernia Corporation: ______________________

Received by: ____________________________________________

[Note: Shares being delivered in payment of all or any part of the exercise price must be represented by certificates registered in the name of the Optionee and duly endorsed by the Optionee and by each and every other co-owner in whose name the Shares may also be registered.]


         Name*(PleasePrint):__________________________________________________

         Home Address:________________________________________________________

                      ________________________________________________________

         SocialSecurity No.:__________________________________________________


*As stock should be registered





                                    EXHIBIT 5

                          OPINION OF CORPORATE COUNSEL

                                  July 16, 2001




Hibernia Corporation
313 Carondelet Street
New Orleans, Louisiana 70130

Re: S-8 Registration Statement For Registration of Shares Under Hibernia Corporation's 2001 Nonqualified Stock Option Plan


Ladies and Gentlemen:

         I am Corporate Counsel and Secretary of Hibernia Corporation, a Louisiana corporation (the "Company"), and am delivering this opinion in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the registration by the Company of 250,000 shares of Class A Common Stock (the "Shares") to be offered and sold pursuant to the terms of the Company's 2001 Nonqualified Stock Option Plan (the "Plan").

         In furnishing this opinion, I have examined such documents and have made such investigation of matters of fact and law as I have deemed necessary or appropriate to provide a basis for the opinions set forth herein. In such examination and investigation, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals and the conformity to original documents of all documents submitted as certified or photostatic copies.

         In rendering this opinion, I do not express any opinion concerning any law other than the law of the State of Louisiana and the federal law of the United States, and I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.

         Based upon and limited by the foregoing and the further qualifications stated below, and based upon legal considerations, which I deem relevant, and upon laws or regulations in effect as of the date hereof, I am of the opinion that the Shares have been duly authorized and either are, or, upon issuance thereof pursuant to the terms of the offering thereof and the Plan, and upon payment of the consideration therefor, will be, validly issued, fully paid and nonassessable.

            No opinion is expressed herein as to the effect of any future acts of the Company or any changes in existing law. The opinion expressed herein is rendered as of the date hereof with no undertaking to advise of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of this opinion. This letter expresses my legal opinion as to the foregoing matters based on my professional judgment at this time. It is not, however to be construed as a guaranty, or a warranty that a court considering such matters would not rule in a manner contrary to the opinion set forth above.

         I hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement covering the Shares and to the reference to this opinion therein.

         This opinion is being furnished to you pursuant to the filing of the Registration Statement and may not be relied upon by any other person or used for any other purpose, except as provided for in the preceding paragraph.

                                Very truly yours,


                                /s/ Cathy E. Chessin
                                Cathy E. Chessin
                                Corporate Counsel and Secretary






                                 EXHIBIT 23 (b)

                          CONSENT OF ERNST & YOUNG LLP

                         Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2001 Nonqualified Stock Option Plan of Hibernia Corporation of our report dated January 16, 2001, with respect to the consolidated financial statements of Hibernia Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                           /s/ ERNST & YOUNG LLP



New Orleans, Louisiana
July 13, 2001






                                   EXHIBIT 24

                               POWERS OF ATTORNEY



                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned Chairman and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's 2001 Nonqualified Stock Option Plan, approved by the Executive Committee of the Board of Directors of the Corporation, authorized by a resolution adopted by the Executive Committee of the Board of Directors on January 16, 2001, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 12th day of June 2001.



                                /s/ Robert H. Boh
                                  Robert H. Boh
                                Chairman and Director
                                HIBERNIA CORPORATION






                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's 2001 Nonqualified Stock Option Plan, approved by the Executive Committee of the Board of Directors of the Corporation, authorized by a resolution adopted by the Executive Committee of the Board of Directors on January 16, 2001, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 12th day of June 2001.



                              /s/ E. R. "Bo" Campbell
                              E. R. "Bo" Campbell
                              Director
                              HIBERNIA CORPORATION





                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's 2001 Nonqualified Stock Option Plan, approved by the Executive Committee of the Board of Directors of the Corporation, authorized by a resolution adopted by the Executive Committee of the Board of Directors on January 16, 2001, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 12th day of June 2001.



                              /s/ Richard W. Freeman, Jr.
                              Richard W. Freeman, Jr.
                              Director
                              HIBERNIA CORPORATION





                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's 2001 Nonqualified Stock Option Plan, approved by the Executive Committee of the Board of Directors of the Corporation, authorized by a resolution adopted by the Executive Committee of the Board of Directors on January 16, 2001, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 12th day of June 2001.



                              /s/ Dick H. Hearin
                              Dick H. Hearin
                              Director
                              HIBERNIA CORPORATION





                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's 2001 Nonqualified Stock Option Plan, approved by the Executive Committee of the Board of Directors of the Corporation, authorized by a resolution adopted by the Executive Committee of the Board of Directors on January 16, 2001, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 12th day of June 2001.



                              /s/ Robert T. Holleman
                              Robert T. Holleman
                              Director
                              HIBERNIA CORPORATION





                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's 2001 Nonqualified Stock Option Plan, approved by the Executive Committee of the Board of Directors of the Corporation, authorized by a resolution adopted by the Executive Committee of the Board of Directors on January 16, 2001, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 12th day of June 2001.



                              /s/ Randall E. Howard
                              Randall E. Howard
                              Director
                              HIBERNIA CORPORATION





                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's 2001 Nonqualified Stock Option Plan, approved by the Executive Committee of the Board of Directors of the Corporation, authorized by a resolution adopted by the Executive Committee of the Board of Directors on January 16, 2001, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 12th day of June 2001.



                              /s/ Elton R. King
                              Elton R. King
                              Director
                              HIBERNIA CORPORATION





                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's 2001 Nonqualified Stock Option Plan, approved by the Executive Committee of the Board of Directors of the Corporation, authorized by a resolution adopted by the Executive Committee of the Board of Directors on January 16, 2001, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 12th day of June 2001.



                              /s/ Sidney W. Lassen
                              Sidney W. Lassen
                              Director
                              HIBERNIA CORPORATION




                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's 2001 Nonqualified Stock Option Plan, approved by the Executive Committee of the Board of Directors of the Corporation, authorized by a resolution adopted by the Executive Committee of the Board of Directors on January 16, 2001, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 12th day of June 2001.



                              /s/ Donald J. Nalty
                              Donald J. Nalty
                              Director
                              HIBERNIA CORPORATION





                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's 2001 Nonqualified Stock Option Plan, approved by the Executive Committee of the Board of Directors of the Corporation, authorized by a resolution adopted by the Executive Committee of the Board of Directors on January 16, 2001, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 12th day of June 2001.



                              /s/ Ray B. Nesbitt
                              Ray B. Nesbitt
                              Director
                              HIBERNIA CORPORATION






                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's 2001 Nonqualified Stock Option Plan, approved by the Executive Committee of the Board of Directors of the Corporation, authorized by a resolution adopted by the Executive Committee of the Board of Directors on January 16, 2001, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 12th day of June 2001.



                              /s/ William C. O'Malley
                              William C. O'Malley
                              Director
                              HIBERNIA CORPORATION





                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's 2001 Nonqualified Stock Option Plan, approved by the Executive Committee of the Board of Directors of the Corporation, authorized by a resolution adopted by the Executive Committee of the Board of Directors on January 16, 2001, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 12th day of June 2001.



                              /s/ James R. Peltier
                              James R. Peltier
                              Director
                              HIBERNIA CORPORATION





                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's 2001 Nonqualified Stock Option Plan, approved by the Executive Committee of the Board of Directors of the Corporation, authorized by a resolution adopted by the Executive Committee of the Board of Directors on January 16, 2001, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 12th day of June 2001.



                              /s/ Robert T. Ratcliff
                              Robert T. Ratcliff
                              Director
                              HIBERNIA CORPORATION






                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Ron E. Samford, Jr. and Cathy E. Chessin, and each of them (with full power to each of them to act alone), her true and lawful agents and attorneys-in-fact, for her and on her behalf and in her name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's 2001 Nonqualified Stock Option Plan, approved by the Executive Committee of the Board of Directors of the Corporation, authorized by a resolution adopted by the Executive Committee of the Board of Directors on January 16, 2001, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set her hand on this 12th day of June 2001.



                              /s/ Janee M. "Gee" Tucker
                              Janee M. "Gee" Tucker
                              Director
                              HIBERNIA CORPORATION